Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to Hawker Energy, Inc.’s (formerly known as Sara Creek Gold Corp.) use of our report dated November 21, 2014, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
November 21, 2014